September 29. 2008

VIA EMAIL AND DHL DELIVERY

Mr. Dieter P. Schilling

President and Chief Executive Officer

Delphax Technologies Inc.

6100 West 110th Street

Bloomington, MN 55438

Re: Credit and Security Agreement between Delphax Technologies Inc. ("Borrower"), and Harland Clarke Corp., as successor to Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("Lender"), dated September 10, 2007, as amended by a First Amendment to Credit and Security Agreement dated as of February 15, 2008 and a Second Amendment to Credit and Security Agreement dated as of June 30, 2008 (as amended from time to time, the "Credit Agreement")

Dear Dieter:

Reference is made to the Credit Agreement. Capitalized terms used but not defined in this letter agreement (this "Letter Agreement") have the meanings given to them in the Credit Agreement, and references to articles or sections are to articles or sections of the Credit Agreement.

As you know, on or about August 7, 2008, Harland Clarke Corp. acquired the Indebtedness of the Borrower to Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("Wells Fargo"), and all of Wells Fargo's rights and interests under the Loan Documents. Borrower has advised Lender that it has an immediate need for additional liquidity in order for the Borrower to proceed with the parts order that Harland Clarke Corp. placed with Borrower and which Borrower accepted (the "Harland Clarke Order"). Specifically, the Borrower has requested that Lender amend the Credit Agreement so as to provide Borrower with additional liquidity to make deposits to its trade vendors and otherwise satisfy expenses related to proceeding with completion of the Harland Clarke Order. Accordingly, Lender is willing to amend the Credit Agreement to accommodate the Borrower's request, subject to the terms and conditions of this Letter Agreement.

Based on the foregoing, the "Availability" financial covenant set forth in Section 6.2(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

"(d) Availability. The Borrower will not permit the sum of Availability, plus the Canadian Availability and the European Availability (as those terms are defined in the Canadian Credit Agreement), to be less than the following amounts during the following periods: (i) $1,500,000 beginning on September 29, 2008 and continuing through and including November 30, 2008, and (ii) $2,000,000 at all times prior to September 29, 2008 and beginning on and at all times after December 1, 2008."

By signing in the space provided below and accepting the increased liquidity resulting from the above amendment and restatement of the availability covenant set forth in Section 2.6(d), Borrower agrees that it will use the proceeds generated from such amendment solely in connection with expenses associated with the completion of the Harland Clarke Order. Any use of such proceeds other than in connection with expenses associated with completion of the Harland Clarke Order will constitute an Event of Default under the Credit Agreement.

The Credit Agreement, all of the Loan Documents and each term and condition thereof remain in full force and effect as amended hereby. Borrower reaffirms, ratifies and approves all of its obligations under the Credit Agreement and the Loan Documents, as amended hereby, and represents and warrants that no further approvals or authorizations are necessary for Borrower to execute this Letter Agreement. At the same time, nothing in this Letter Agreement is intended to waive, or shall waive, any Defaults or Events of Default that exist under the Credit Agreement or the Loan Documents on the date hereof (including without limitation the Defaults and Events of Default identified in Lender's letters to Borrower dated September 5, 2008 and September 23, 2008); all of Lender's rights and remedies with respect to such Defaults or Events of Default are expressly preserved.

This Letter Agreement contains the entire understanding of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Letter Agreement. This Letter Agreement shall be deemed part of the Credit Agreement and the Loan Documents for all purposes and may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement. Further, facsimile copies of signatures shall be treated as original signatures for all purposes.

Please sign below to indicate your acknowledgment and agreement with the foregoing terms.

Very truly yours,

HARLAND CLARKE CORP.

By: /s/ Peter A. Fera

Its: EVP & CFO

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ACKNOWLEDGED AND AGREED TO

this 29th day of September, 2008.

DELPHAX TECHNOLOGIES INC.

By: /s/ Gregory S. Furness

Its: CFO + VP, Finance

DELPHAX TECHNOLOGIES CANADA LIMITED

By: /s/ Gregory S. Furness

Its: CFO + VP, Finance

cc: Gregory S. Furness

DETROIT.3329809.5